FULUCAI ANNOUNCES FILING OF ANNUAL REPORT ON FORM 10K FOR
FISCAL YEAR ENDED APRIL 30, 2013

Calgary, Alberta  (Marketwire–July 30, 2013) Fulucai Productions Ltd. (OTCQB:FCPS) (“Fulucai” or the "Company") announces that it has filed its Annual Report on Form 10-K for the fiscal year ended April 30, 2013 with the Securities and Exchange Commission (“SEC”) as well as the System for Electronic Document Analysis and Retrieval (“SEDAR”)  as of July 29, 2013.  Further the Company has re-filed its Management’s Discussion and Analysis (“MDA”) for the interim periods ended July 31, 2012, October 31, 2012 and January 31, 2013 with SEDAR in order to satisfy the continuous disclosure requirements under Multi-Lateral Instrument 51-105 and National Instrument 52-109.  The re-filed MDA for the periods ended July 31, 2012, October 31, 2012 and January 31, 2013 use a format prescribed under National Instrument 52-109 in order to meet the requirements of Canadian securities regulations regarding continuous disclosure.

Additionally, the Company has filed on SEDAR certain other supplemental disclosure documents with its annual MDA in order to comply with Canadian securities regulations under National Instruments 51-102, 52-109, 52-110 and 58-101.

Finally we have included current dated Certifications as of the date of filing with the re-filed MDA on SEDAR as required by the ASC.

No changes were made to any of the financial statements for the respective periods for which amended MDA’s have been prepared, and no changes have been made to any of the original filings with the SEC.

Each of these re-filed or supplemental documents have been filed as exhibits to a Form 8-K with the Securities and Exchange Commission as of today’s date.   The Company has also prepared a Material Change Report for submission via SEDAR to the ASC.

ON BEHALF OF THE BOARD
/s/Mo Fazil
Mo Fazil
Chief Executive Officer

For information contact:
Mr. Mo Fazil
(403) 613-7310

Disclaimers
 Except for statements of historical fact, this news release contains certain “forward-looking information” within the meaning of applicable securities laws. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” occur. Forward-looking information in this news release includes, but is not limited to, statements regarding expectations of management regarding the expiry of hold periods attached to the securities issued in settlement of debts as described in this news release. Although the Company believes that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements including, without limitation, the risk that the hold period on the shares may not expire as expected. Other than as required by law, the Company does not intend to update the forward-looking information contained in this news release.